UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2014, as part of its annual review of executive compensation, the Compensation and Benefits Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) determined that targeted total compensation should remain flat year-over-year as compared to 2013 and that no changes should be made to the current base salaries, target bonus opportunities, and targeted value of annual equity-based awards for the executive officers named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed on March 21, 2014 (the “NEOs”). The Compensation Committee also determined that the annual equity-based awards to executive officers would be allocated 50% in performance units (an increase from 40% in 2013), 25% in non-qualified stock options (a decrease from 35% in 2013), and 25% in restricted stock units.

In addition, the Compensation Committee approved revised terms for the form of award agreement to be used in connection with grants of performance units to officers of the Company pursuant to the Company’s 2012 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).The Compensation Committee revised the form of performance unit award agreement in order to eliminate the two-year performance period under the Company’s performance unit program and provide that, effective with the performance unit awards granted November 6, 2014 which are subject to the three-year performance period January 1, 2015 through December 31, 2017, the performance unit awards will have only a three-year performance period going forward. The Compensation Committee also reduced the payout opportunity for achievement of relative total stockholder return (“TSR”) performance at the 55th percentile from a payout of 110% to a payout of 100%. The Compensation Committee further reduced the payout opportunities for achievement of all applicable TSR performance levels in the third quartile from 92%, 72% and 54% to 80%, 60% and 40%, respectively. The following table reflects the payout scale for the annual performance unit program for awards granted November 6, 2014 pursuant to the revised form of performance unit award agreement:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR Percentile	100%	91%	82%	73%	64%	55%	46%	36%	27%	18%	9%	0%
Payout as % of Target	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%

The Compensation Committee approved grants of performance unit awards pursuant to the revised form of award agreement for each of the NEOs. Mr. R.A. Walker, Mr. Robert G. Gwin, Mr. Charles A. Meloy, Mr. Robert P. Daniels and Mr. Robert K. Reeves received 55,606, 22,198, 22,703, 22,703, and 17,376 performance units, respectively. The performance unit awards will be governed by the Omnibus Plan and the form of award agreement for grants of performance units approved by the Compensation Committee, as described above and attached hereto as Exhibit 10.1.

The foregoing description of the revisions to the form of award agreement for grants of performance units pursuant to the Omnibus Plan is qualified in its entirety by reference to the award agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 6, 2014, the Board amended and restated the By-Laws of the Company, amended and restated as of May 15, 2012 (the “By-Laws”). The By-Laws were amended in order to revise Article VII, Section 7.2(D), to allow the Chief Executive Officer to appoint Senior Vice Presidents provided that officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be elected by the Board. This summary is qualified in its entirety by reference to the By-Laws of the Company, amended and restated as of November 6, 2014, and filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated effective November 6, 2014.

10.1	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Performance Unit Award Agreement (2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)
November 10, 2014
	By:	/s/ Robert K. Reeves
Robert K. Reeves
Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated effective November 6, 2014.

10.1	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Performance Unit Award Agreement (2014).